AGREEMENT AND PLAN OF REORGANIZATION
              FOR THE ACQUISITION OF ALL OF THE OUTSTANDING
                        SHARES OF COMMON STOCK OF
                               DANCOR, INC.
                  BY ADVANCED COATING TECHNOLOGIES, INC.

     THIS AGREEMENT AND PLAN OF REORGANIZATION, is executed this 23th day of December, 1998, by and among stockholders of DANCOR, INC., whose names are listed in Exhibit "A," a copy of which is attached hereto and incorporated herein by this reference (the "Stockholders"), DANCOR, INC. ("DANCOR"), a Delaware corporation, and ADVANCED COATING TECHNOLOGIES, INC. ("ACT") (formerly A.X.R. Development Corporation, Inc.), a Nevada corporation.

                               RECITALS:

          A. Whereas, the Stockholders together own, beneficially and of record, all of the issued and outstanding shares of the common stock of DANCOR (hereinafter the shares of common stock are referred to as the "Exchanged Shares") as set forth in Exhibit "A," a copy of which is attached hereto and incorporated herein by this reference; and

          B. Whereas, ACT desires to purchase from each of the Stockholders all of the outstanding Exchanged Shares owned by them in exchange for an aggregate of nineteen million five hundred thousand (19,500,000) restricted shares (the "ACT Shares") of the common stock of ACT, and each of the Stockholders desires to exchange their Exchanged Shares for the ACT Shares, the number of the Exchanged Shares being surrendered and the number of ACT Shares being received by each of the Stockholders is as set forth in Exhibit "A" hereto; and

         C. Whereas, ACT, acting through DAVID C. MERRELL ("MERRELL"), its President and Chief Executive Officer, and CULLEY W. DAVIS ("DAVIS"), Chairman of the Board of Directors of DANCOR, have heretofore entered into a letter of intent as set forth in a letter dated December 10, 1998, a copy of which is attached hereto as Exhibit "B" (the "Letter Agreement"), providing for the acquisition by ACT from each of the Stockholders of all of the Exchanged Shares in exchange for the ACT Shares and on certain additional terms and conditions specified therein; and

         D. Whereas, the parties hereto desire to set forth the definitive terms and conditions upon which each of the Stockholders shall sell to ACT, and ACT shall purchase from each of the Stockholders, all of the Stock of DANCOR owned by each of them, as contemplated by and in furtherance of the Letter Agreement; and

         E. Whereas, it is intended that DANCOR, ACT, and their respective Stockholders will recognize no gain or loss for U.S. Federal income tax purposes under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder as a result of the Reorganization;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, and in accordance with the applicable provisions of Nevada corporate law, the parties hereto covenant and agree as follows:

                               ARTICLE I
                           THE REORGANIZATION

         1.1  The Reorganization.  As of the Closing (as defined in Section
1.2 below) of this Agreement, the Stockholders shall surrender all of their Exchanged Shares in exchange for the ACT Shares in the amounts set forth
opposite the respective names of the Stockholders in Exhibit "A."   The
transactions contemplated hereby are intended to qualify as a tax-free reorganization under the Code, and the parties hereto agree to report them as such.

         1.2 Closing. The closing of the Reorganization (the "Closing") shall take place (i) at the offices of DANCOR, located at 12226 East 1000 East, Suite 10, Draper, Utah 84020 at 10:00 a.m., local time, on January 29, 1999; or (ii) at such other time and place and on such other date as DANCOR and ACT agree (the "Closing Date"). The Closing Date shall be the effective date of the Reorganization. If the Closing fails to occur by February 16, 1998, or by such later date to which the Closing may be extended as provided herein above, this Agreement shall automatically terminate, all parties shall pay their own expenses incurred in connection herewith, and neither ACT, DANCOR, nor any of the Stockholders shall have any further obligations hereunder. The Closing shall be contingent upon the agreement of Stockholders holding a minimum of 80% of the outstanding Exchange Shares. At such time as Stockholders holding a minimum of 80% of the Exchanged Shares have entered into this Agreement, the parties shall proceed with the Closing.

         1.3 Taking of Necessary Actions. DAVIS, acting as the representative of the Stockholders (the "Representative"), DANCOR, and ACT shall each take all such actions at the Closing as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby and to make the Reorganization effective as of the Effective Date. If at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest ACT with full title to all of the Exchanged Shares, the Representative, on behalf of the Stockholders, and the officers and directors of DANCOR and ACT, at the expense of ACT, shall take all such necessary or appropriate action. To effect the intents and purposes of this Agreement, the following actions shall be taken at the Closing, shall be deemed to occur simultaneously, and the accomplishment of which actions by the parties whose duty it is to perform such actions is duly acknowledged by the execution of this Agreement by the parties hereto:

          1.3.1 Election of Directors. At the Closing, ACT shall deliver to the Representative letters of resignation of the incumbent directors of ACT and a Certificate of Secretary of ACT evidencing the adoption by the Board of Directors of ACT of resolutions electing and appointing (i) DAVIS, DANIEL CORBIN, DENNIS A. REPP, JOHN W. NAGEL, and BRUCE H. HAGLUND as the members of the Board of Directors of ACT, and (ii) DAVIS as Chairman of the Board and Chief Executive Officer, DANIEL CORBIN as President, JOHN W. NAGEL as Chief Financial Officer, and BRUCE H. HAGLUND as Secretary of ACT.

          1.3.2 Stockholder Approvals. At the Closing, the Representative shall deliver a Certificate of Secretary evidencing the authorization of the execution, delivery, and performance of this Agreement by the Stockholders.

          1.3.3 Delivery of Exchanged Shares to ACT; Delivery of the ACT Shares to the Common Stockholders. At the Closing, in consideration of the tender by the Stockholders of their Exchanged Shares, ACT shall deliver the ACT Shares to the Representative, on behalf of the Stockholders.

          1.3.4 Assumption of Obligations to Issue Shares. At the Closing, ACT will assume the obligations of DANCOR with respect to the contingent issuance of shares pursuant to DANCOR s stock option plan and commitments to issue shares as set forth in Exhibit C, a copy of which is attached hereto and incorporated herein by this reference.

          1.3.5 Legal Opinions. At the Closing, Counsel to ACT shall deliver to the Representative an opinion of counsel addressed to the Stockholders in the form reasonably satisfactory to counsel for DANCOR. At the Closing, counsel to DANCOR shall deliver to the Representative an opinion of counsel addressed to ACT in the form reasonably satisfactory to counsel for ACT.

                            ARTICLE II
                       EXCHANGE OF SHARES

     2.1 Exchange of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, by virtue of the Reorganization and without any further action on the part of the Stockholders, DANCOR, or ACT, all of the Exchanged Shares shall be exchanged for the ACT Shares in the amounts to the
Stockholders as set forth in Exhibit  A.   Each share of the ACT Shares shall
be validly issued, fully paid, and nonassessable shares of the Common Stock of ACT as of the Closing Date.

     2.2 Exchange of Certificates. At the Closing, ACT shall present and deliver to the Representative the stock certificates representing all of the ACT Shares. Upon delivery thereof, the Representative shall present and deliver to ACT all of the certificates representing the Exchanged Shares, or lost certificate affidavits in form acceptable to ACT.

     2.3 Further Rights. From and after the Closing Date, holders of certificates formerly evidencing the Exchanged Shares shall cease to have any rights as stockholders of DANCOR, except as provided herein or by law. Those persons identified in Exhibit C shall have the right to the number of shares of ACT as set forth in Exhibit C.

                          ARTICLE III
                 REPRESENTATIONS AND WARRANTIES
                           OF DANCOR

     Except as set forth in the Schedule of Exceptions attached hereto and incorporated herein by reference as Exhibit D, DANCOR represents and warrants to, and covenants with, ACT, as of the date hereof and as of the Closing Date, as follows:

     3.1 Organization and Corporate Power. DANCOR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon DANCOR. DANCOR has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. True and correct copies of the Articles of Incorporation as amended to the Closing Date, certified by the Secretary of State of Delaware, the Bylaws of DANCOR as amended to the Closing Date, the resolutions of DANCOR s directors authorizing the execution, delivery, and performance of this Agreement, the approval by the Stockholders will be delivered to ACT at the Closing, all certified by the President and the Secretary of DANCOR.

     3.2 Authorization. DANCOR has full corporate power, legal capacity, and authority to enter into this Agreement, to execute all attendant documents and instruments contemplated hereby, and to perform all of its obligations hereunder. This Agreement, and each and every other agreement, document and instrument to be executed by DANCOR in connection herewith, has been effectively authorized by all necessary action on the part of DANCOR, including without limitation the approvals of DANCOR s Board of Directors (subject to approval of the Stockholders), which authorizations remain in full force and effect, have been duly executed and delivered by DANCOR. No other authorizations or proceedings on the part of DANCOR, other than approval of the Stockholders, are required to authorize this Agreement and/or the transactions contemplated hereby. This Agreement, when approved by the Stockholders, will constitute the legal, valid and binding obligation of DANCOR and each of the Stockholders and will be enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, priority, or other laws or court decisions relating to or affecting generally the enforcement of creditors rights or affecting generally the availability of equitable remedies.

     3.3. No Conflicts; No Consents. Neither the execution and delivery of this Agreement, nor the consummation by DANCOR or the Stockholders of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a material breach of, violation of, or default under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument, permit, authorization, or obligation (including, without limitation, any of its charter documents) to which DANCOR is a party or by which it or any of its assets or properties may be bound, or
(ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to DANCOR or its assets or properties, the violation of which would have a material adverse effect upon the business, properties, or assets, or in the condition (financial or otherwise) of DANCOR. No authorization, consent, or approval of any public body or authority was or is necessary for the consummation by DANCOR or the Stockholders of the transactions contemplated by this Agreement.

     3.4 Capitalization. The authorized capital stock of DANCOR consists of ten million (10,000,000) shares of common stock, par value $.0001. As of the Closing Date, there will be six million five hundred thousand (6,500,000) shares of common stock issued and outstanding. Other than as set forth in Exhibit D, there are no outstanding contracts or other rights to subscribe for or purchase, or contracts or obligations to issue or grant any rights to acquire any equity security of DANCOR. DANCOR does not have any contracts or obligations to redeem, repurchase, or otherwise reacquire any equity security of DANCOR. All of the Exchanged Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable, and have been issued in conformity with all applicable laws.

     3.5 No Pending Material Litigation or Proceedings. There are no actions, suits, or proceedings pending or, to the best knowledge of DANCOR, threatened against or affecting DANCOR affecting the Stockholders rights in the Exchanged Shares (including actions, suits, or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers, directors of DANCOR or the Stockholders in connection with the business, operations, or affairs of either of them, which might reasonably be expected to result in any material adverse change in the business, properties or assets, or in the condition (financial or otherwise) of DANCOR, or which question or challenge the Reorganization.

     3.6 Financial Statements; Absence of Undisclosed Liabilities and Certain Developments. At the Closing, the Company will deliver to ACT financial statements of DANCOR for the nine months ended September 30, 1998 (unaudited) and for the years ended December 31, 1997 (unaudited) and 1996 (unaudited), consisting of DANCOR s balance sheets as of such date (the
 Balance Sheets ), the related statements of profit or loss for the periods then ended, and the respective notes thereto. Such financial statements (and the notes related thereto) are herein sometimes collectively referred to as
the  DANCOR Financial Statements.   At the Closing, DANCOR shall deliver an
Officer s Certificate certifying that the DANCOR Financial Statements (i) have been derived from the books and records of DANCOR, which books and records fairly and accurately reflect, the assets and liabilities of DANCOR, (ii) fairly present the financial condition of DANCOR on the date of such statements and the results of its operations for the periods indicated, except as may be disclosed in the notes thereto, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

     3.7 Applicable Permits; Compliance with Laws. DANCOR (i) holds all licenses, franchises, permits, and authorizations necessary for the lawful conduct of its business as presently conducted and which the failure to so hold would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of DANCOR, and (ii) has complied in all material respects with all applicable statutes, laws, ordinances, rules, and regulations of all governmental bodies, agencies, and subdivisions having, asserting or claiming jurisdiction over it, which the failure to comply with would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of DANCOR.

     3.8 Disclosure. Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to ACT by or on behalf of DANCOR or, to its knowledge, the Stockholders in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein, when taken as a whole, not misleading. Neither DANCOR nor, to its knowledge, any of the Stockholders has any knowledge of any fact which has not been disclosed in writing to ACT which may reasonably be expected to materially and adversely affect the business, properties, or assets, or the condition (financial or otherwise) of DANCOR or title of the Stockholders to the Exchanged Shares or their ability to perform all of the obligations to be performed by them under this Agreement and/or any other agreement between DANCOR, the Stockholders, and ACT to be entered into pursuant to any provision of this Agreement.

     3.9 Ownership of DANCOR. DANCOR issued each Stockholder that number of Shares set forth opposite the Stockholder s respective name on Exhibit A, which shares together constitute all of the issued and outstanding shares of common stock of DANCOR. The Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued by DANCOR in conformity with all applicable laws.

     3.10 Subsidiaries. DANCOR has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as reflected in the DANCOR Financial Statements.

     3.11    Real Property.   All leases of real property to which DANCOR is a
party and which are material to the business of DANCOR are fully effective in accordance with their respective terms and afford DANCOR peaceful and undisturbed possession of the subject matter of the lease, and there exists no default on the part of DANCOR or termination thereof. The building and all fixtures and improvements located on such real property are in good operating condition, ordinary wear and tear excepted. To the best of its knowledge, DANCOR is not in violation of any zoning, building or safety ordinance, regulation or requirement, or other law or regulation applicable to the operation of owned or leased properties, and DANCOR has not received any notice of violation with which it has not complied.

     3.12 Tangible Personal Property. DANCOR has good and marketable title to, or in the case of leased equipment a valid leasehold interest in, and is in possession of, all such items of personal property owned or leased by it, free and clear of all title defects, mortgages, pledges, security interests conditional sales agreements, liens, restrictions or encumbrances, the presence of which would result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of DANCOR. All leases of tangible personal property to which DANCOR is a party and which are material to the business of DANCOR are fully effective in accordance with their respective terms, and there exists no default on the part of DANCOR or termination thereof, the presence of which would result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of DANCOR. Each item of capital equipment which is used in the current conduct of DANCOR s business is in good operating and usable condition and repair, ordinary wear and tear excepted, and is and will be suitable for use in the ordinary course of DANCOR s business and fit for its intended purposes.

     3.13 Tax Matters. DANCOR has, since its inception, duly filed all Federal, state, municipal, local, and other tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business requires such filing and where the failure to so file would be materially adverse to DANCOR. Copies of all such tax returns have been made available for inspection by ACT prior to the execution hereof. All Federal, state, municipal, local, and other taxes, including but not limited to those taxes due with respect to DANCOR s properties, income, gross receipts, excise, occupation, franchise, permit, licenses, sales, payroll, and inventory due and payable as of the date of the Closing by DANCOR have been paid or will be paid prior to the time they become delinquent.

     3.14 Inventory. DANCOR has good and marketable title to all of its inventories of raw materials, work-in-process, and finished goods, including models and samples, free and clear of all security interests, liens, claims and encumbrances, the presence of which would result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of DANCOR.

     3.15 Contracts and Commitments. DANCOR has no contract, agreement, obligation or commitment, written or oral, expressed or implied, which involves a commitment or liability of DANCOR in excess of one hundred thousand dollars ($100,000) (other than obligations which are included in accounts payable), and no union contracts, employee or consulting contracts, financing agreements, debtor or creditor arrangements, licenses, franchise, manufacturing, distributorship or dealership agreements, leases, or bonus, health or stock option plans, except as described in Exhibits C and D.

     3.16 Proprietary Information. Except as disclosed in Exhibit E, DANCOR does not have any patents, applications for patents, trademarks, applications for trademarks, trade names, licenses or service marks relating to the business of DANCOR, nor does any present or former stockholder, officer, director or employee of DANCOR own any patent rights relating to any products manufactured, rented or sold by DANCOR. DANCOR has the unrestricted right to use, free and clear of any claims or rights of others, all trade secrets, customer lists, and manufacturing and secret processes reasonably necessary to the manufacture and marketing of all products made or proposed to be made by DANCOR, except for any rights the presence of which would not result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of DANCOR, and the continued use thereof by ACT following the Closing will not conflict with, infringe upon, or otherwise violate any rights of others. DANCOR has not used and is not making use of any confidential information or trade secrets of any present or past employee of DANCOR.

     3.17 Insurance. DANCOR maintains insurance with reputable insurance companies on such of its equipment, tools, machinery, inventory, and properties as are usually insured by companies similarly situated and to the extent customarily insured, and maintains products and personal liability insurance, and such other insurance against hazards, risks and liability to persons and property as is customary for companies similarly situated. All such insurance policies currently are in full force and effect.

     3.18 Arrangements with Employees; Labor Relations. No stockholder, director, officer, or employee of DANCOR is presently a party to any transaction with DANCOR, including without limitation any contract, loan or other agreement or arrangement providing for the furnishing of services by, the rental of real or personal property from or to, or otherwise requiring loans or payments to, any such stockholder, director, officer, or employee, or to any member of the family of any of the foregoing, or to any corporation, partnership, trust or other entity in which any stockholder, director, officer, or employee or any member of the family of any of them has a substantial interest or is an officer, director, trustee, partner, or employee. There are no bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect as of the date of this
Agreement, except as set forth in Exhibit  D.   DANCOR has no obligations
under any collective bargaining agreement or other contract with a labor union, under any employment contract or consulting agreement, or under any executive s compensation plan, agreement or arrangement, nor is any union, labor organization or group of employees of DANCOR presently seeking the right to enter into collective bargaining with DANCOR on behalf of any of its employees.

     3.19 Bank Accounts. All bank and savings accounts, and other accounts at similar financial institutions, of DANCOR existing at date of Closing are
listed on Exhibit  F.   Exhibit  F  contains a list of the name of each person
or entity authorized to sign on the bank accounts, borrow money, or incur or guarantee indebtedness on behalf of DANCOR.

     3.20 Powers of Attorney. No valid powers of attorney from DANCOR to any person or entity exist as of the date of this Agreement, except with respect to powers of attorney granted to the Representative by the Stockholders to facilitate the Closing.

     3.21 Absence of Questionable Payments. To the best of its knowledge, neither DANCOR nor any stockholder, director, officer, agent, employee, consultant, or other person associated with or acting on behalf of any of them, has (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to governmental officials or others from corporate funds, engaged in any payments or activity which would be deemed a violation of the Foreign Corrupt Practices Act or rules or regulations promulgated thereunder, or (iii) established or maintained any unlawful or unrecorded accounts.

     3.22 Relationships with Customers and Suppliers. No present substantial customer or substantial supplier to DANCOR has indicated an intention to terminate or materially and adversely alter its existing business relationship with DANCOR, and DANCOR has no reason to believe that any of the present customers of or substantial suppliers to DANCOR intends to do so.

                           ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES
                             OF ACT

     Except as set forth in the Schedule of Exceptions attached hereto and incorporated herein by this reference as Exhibit G, ACT hereby represents and warrants to, and covenants with, each of the Stockholders and DANCOR as follows:

     4.1 Organization and Corporate Power. ACT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon ACT. ACT has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation as amended to date, certified by the Secretary of State of Nevada, the Bylaws of ACT as amended to date, and the resolutions of ACT s stockholders and directors authorizing the execution, delivery, and performance of this Agreement, all certified by the President and the Secretary of ACT, which have previously been provided to DANCOR by ACT, are true and complete copies thereof as currently in effect.

     4.2 Authorization. ACT has full corporate power, legal capacity, and corporate authority to enter into this Agreement, to execute all attendant documents and instruments contemplated hereby, to enter into this Reorganization, and to perform all of its obligations hereunder. This Agreement, and each and every other agreement, document and instrument to be executed by ACT in connection herewith, has been effectively authorized by all necessary action on the part of ACT, including without limitation the approvals of ACT s Board of Directors and its stockholders, which authorizations remain in full force and effect, have been duly executed and delivered by ACT, and no other authorizations or proceedings on the part of ACT, or otherwise, are required to authorize this Agreement and/or the transactions contemplated hereby. This Agreement constitutes the legal, valid, and binding obligation of ACT and is enforceable against ACT in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, priority, or other laws or court decisions relating to or affecting generally the enforcement of creditors rights or affecting generally the availability of equitable remedies.

     4.3. No Conflicts; No Consents. Neither the execution and delivery of this Agreement, nor the consummation by ACT of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a material breach of, violation of, or default under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument, or obligation (including, without limitation, any of its charter documents) to which ACT is a party or by which it or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to ACT or its assets or properties, the violation of which would have a material adverse effect upon the business, properties, or assets, or in the condition (financial or otherwise) of ACT. No authorization, consent, or approval of any public body or authority was or is necessary for the consummation by ACT of the transactions contemplated by this Agreement.

     4.4 Capitalization. The authorized capital stock of ACT consists of one hundred million ($100,000,000) shares of common stock, par value one hundredth of one cent ($.001). As of the Closing Date, there will be one million (1,000,000) shares of common stock issued and outstanding. All of the shares of common stock issued and outstanding are validly issued, fully paid, and nonassessable. There are no outstanding contracts or other rights to subscribe for or purchase, or contracts or obligations to issue or grant any rights to acquire any equity security of ACT. ACT does not have any contracts or obligations to redeem, repurchase, or otherwise reacquire any equity security of ACT. All of the ACT Shares, when issued to the Stockholders, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued in conformity with all applicable laws.

     4.5 Financial Statements of ACT; Absence of Undisclosed Liabilities; No Adverse Changes. Attached hereto as Exhibit H are the audited financial statements of ACT for the years ended December 31, 1997, and 1996, and the unaudited financial statements for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, consisting of ACT s balance sheets as of such date (the Balance Sheets ), the related statements of profit or loss for the periods then ended, and the respective notes thereto. Such financial statements (and the notes related thereto) are herein sometimes collectively
referred to as the  ACT Financial Statements.    The ACT Financial Statements
(i) are derived from the books and records of ACT, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect, the assets and liabilities of ACT, (ii) fairly and accurately present the financial condition of ACT on the date of such statements and the results of its operations for the periods indicated, except as may be disclosed in the notes thereto, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise disclosed in the notes thereto). Except as and to the extent reflected or reserved against in the Balance Sheets, and as to matters arising in the ordinary course of its business since the respective dates of the Balance Sheets, ACT has no liability or obligation (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, condition (financial or otherwise) or prospects of ACT. Except as set forth in Exhibit
 G, since the dates of the respective Balance Sheets, there has been (a) no declaration, setting aside or payment of any dividend or other distribution with respect to the common stock of ACT or redemption, purchase, or other acquisition of any of the common stock of ACT or any split-up or other recapitalization relative to any of the common stock of ACT or any action authorizing or obligating ACT to do any of the foregoing, (b) no loss, destrution, or damage to any material property or asset of ACT, whether or not insured, (c) no acquisition or disposition of assets (or any contract or arrangement therefor), or any other transaction by ACT otherwise than for fair value and in the ordinary course of business, (d) no discharge or satisfaction by ACT of any lien or encumbrance or payment of any obligation or liability (absolute or contingent) other than current liabilities shown on the Balance Sheets, or current liabilities incurred since the date thereof in the ordinary course of business, (e) no sale, assignment, or transfer by ACT of any of its tangible or intangible assets except in the ordinary course of business, cancellation by ACT of any debts, claims or obligations, or mortgage, pledge, subjection of any assets to any lien, charge, security interest or other encumbrance, or waiver by ACT of any rights of value which, in any such case, is material to the business of ACT, (f) no payment of any material bonus to or material change in the compensation of any director, officer, or employee, whether directly or by means of any bonus, pension plan, contract, or commitment, (g) no write-off or material reduction in the carrying value of any asset which is material to the business of ACT, (h) no disposition or lapse of rights as to any intangible property which is material to the business of ACT, (i) except for ordinary travel advances, no loans or extensions of credit to stockholders, officers, directors, or employees of ACT, (j) no agreement to do any of the things described in this Section 4.5, and (k) no material adverse change in the condition (financial or otherwise) of ACT or in its assets, liabilities, properties, business, or prospects.

     4.6 Tax Matters. ACT has, since its inception, accurately prepared and duly filed all federal, state, county and local tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business requires such filing and where the failure to so file would be materially adverse to ACT. Copies of all such tax returns have been made available for inspection by DANCOR and the Stockholders prior to the execution hereof. All Federal, state, county, and local taxes, including but not limited to those taxes due with respect to ACT s properties, income, gross receipts, excise, occupation, franchise, permit, licenses, sales, payroll, and inventory due and payable as of the date of the Closing by ACT have been paid or will be paid prior to the time they become delinquent. The amount reflected in the Balance Sheets of ACT as liabilities or reserves for taxes which are due but not yet payable is sufficient for the payment of all accrued and unpaid taxes of the types referred to hereinabove.

     4.7 No Pending Material Litigation or Proceedings. There are no actions, suits, or proceedings pending or, to the best knowledge of ACT, threatened against or affecting ACT (including actions, suits, or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the stockholders, officers or directors of ACT in connection with the business, operations, or affairs of ACT, which might result in any material adverse change in the business, properties, or assets, or in the condition (financial or otherwise) of ACT, or which question or challenge the Reorganization. ACT is not subject to any voluntary or involuntary proceeding under applicable bankruptcy laws and has not made an assignment for the benefit of creditors.

     4.8 Compliance with Laws. ACT (i) holds all licenses, franchises, permits, and authorizations necessary for the lawful conduct of its business as presently conducted and which the failure to so hold would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of ACT, and (ii) has complied with all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, which the failure to comply with would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of ACT.

     4.9 Disclosure. Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to DANCOR or the Stockholders by or on behalf of ACT in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein, when taken as a whole, not misleading. ACT has no knowledge of any fact which has not been disclosed in writing to DANCOR or the Stockholders which may reasonably be expected to materially and adversely affect the business, properties, operations, and/or prospects of ACT or the ability of ACT to perform all of the obligations to be performed by ACT under this Agreement and/or any other agreement between DANCOR and ACT to be entered into pursuant to any provision of this Agreement.

     4.10 Subsidiaries. ACT has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture, or partnership of any kind whatsoever except as reflected in the ACT Financial Statements.

     4.11 Offering. Subject to the accuracy of the Stockholders representations in Section 5.4 hereof, the offer, sale, and issuance of the ACT Shares to be issued in conformity with the terms of this Agreement and the transactions contemplated hereby, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from all applicable state registration or qualification requirements.

     4.12 Applicable Permits; Compliance with Laws. ACT (i) holds all licenses, franchises, permits, and authorizations necessary for the lawful conduct of its business as presently conducted and which the failure to so hold would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of ACT, and (ii) has complied with all applicable statutes, laws, ordinances, rules, and regulations of all governmental bodies, agencies, and subdivisions having, asserting or claiming jurisdiction over it, which the failure to comply with would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of ACT.

     4.13 Real Property. No real property is owned by, leased to, occupied, or subleased by ACT.

     4.14 Tangible Personal Property. ACT owns no tangible personal property.

     4.15   Accounts Receivable.  ACT has no accounts receivable.

     4.16   Inventory.   ACT has no inventory.

     4.17 Contracts and Commitments. ACT has no contract, agreement, obligation or commitment, written or oral, expressed or implied, which involves a commitment or liability of ACT in excess of one thousand ($1,000), and no union contracts, employee or consulting contracts, financing agreements, debtor or creditor arrangements, licenses, franchise, manufacturing, distributorship or dealership agreements, leases, or bonus, health, or stock option plans.

     4.18 Proprietary Information. ACT does not have any patents, applications for patents, trademarks, applications for trademarks, trade names, licenses, or service marks relating to the business of ACT, nor does any present or former stockholder, officer, director, or employee of ACT own any patent rights relating to any products manufactured, rented, or sold by ACT.

     4.19 Insurance. ACT maintains insurance with reputable insurance companies on such of its equipment, tools, machinery, inventory, and properties as are usually insured by companies similarly situated and to the extent customarily insured, and maintains products and personal liability insurance, and such other insurance against hazards, risks, and liability to persons and property as is customary for companies similarly situated.

     4.20 Bank Accounts. All bank and savings accounts, and other accounts at similar financial institutions, of ACT existing at date of Closing are
listed on Exhibit  I.   Exhibit  I  contains a list of the name of each person
or entity authorized to sign on the bank accounts, borrow money, or incur or guarantee indebtedness on behalf of ACT.

     4.21 Powers of Attorney. No valid powers of attorney from ACT to any person or entity exist as of the date of this Agreement.

     4.22 Absence of Questionable Payments. To the best of its knowledge, neither ACT nor any stockholder, director, officer, agent, employee, consultant, or other person associated with or acting on behalf of any of them, has (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to governmental officials or others from corporate funds, engaged in any payments or activity which would be deemed a violation of the Foreign Corrupt Practices Act or rules or regulations promulgated thereunder, or (iii) established or maintained any unlawful or unrecorded accounts.

     4.23 Reporting Requirements. ACT has complied with and will maintain its compliance with all of the reporting requirements under the Act and the Securities Exchange Act of 1934, as amended.


                           ARTICLE V
                 REPRESENTATIONS AND WARRANTIES
                      OF THE STOCKHOLDERS

     Each of the Stockholders, severally and not jointly, represent and warrant to and covenant with ACT, as of the date hereof, as follows:

     5.1 Power of Attorney. The Stockholder has duly and irrevocably executed and delivered a power of attorney in the form of Exhibit J appointing the Representative as attorney-in-fact with full power of substitution and with full authority to take any actions as may be necessary or desirable, at the discretion of such attorneys-in-fact, to carry out the provisions of this Agreement on behalf of the Stockholders (the Power of Attorney ).

     5.2 Authority. The Stockholder has full rights, power, and authority to enter into this Agreement and the Power of Attorney; the execution, delivery, and performance of this Agreement and the Power of Attorney by the Stockholder and the consummation by the Stockholder or the Stockholder s attorney-in-fact of the transactions contemplated hereby will not conflict with or result in a breach of any agreement to which the Stockholder is a party and which a conflict or breach thereof would have a material adverse effect upon the Stockholder or the Stockholder s properties or assets.

     5.3 Title. The Stockholder has valid and marketable title to the number of Shares set forth opposite such Stockholder s name on Exhibit A, free and clear of any pledge, lien, security interest, or encumbrance other than pursuant to this Agreement. As of the date hereof there is, and at the Closing Date there will be, no lien, charge, mortgage, pledge, conditional sale agreement, or other encumbrance of any kind or nature recorded in the book of registry of stockholders of DANCOR with respect to any of the Exchanged Shares owned by the Stockholder and the Exchanged Shares set forth in Exhibit A are duly registered in the name of the Stockholders as set forth in Exhibit A.

     5.4 Restricted Stock. The Stockholder acknowledges that the Exchanged Shares being issued to the Stockholders hereunder will be issued by ACT without registration or qualification or other filings being made under the Act, or the securities or blue sky laws of any state, in reliance upon specific exemptions therefrom, and in furtherance thereof the Stockholder represents that he is acquiring and will hold the shares to be delivered hereunder for his own account, for investment only, and not for distribution within the meaning of the U.S. Federal securities laws. The Stockholder acknowledges that a legend, substantially in the following form, shall be placed upon the face of each certificate representing any of ACT Shares being delivered to the Stockholders hereunder:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ARE RESTRICTED SECURITIES, AND NO OFFER, SALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR THE SECURITIES REPRESENTED HEREBY, OR OF ANY INTEREST HEREIN, MAY BE MADE WITHOUT SUCH REGISTRATION UNLESS, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

     5.5 Access to Information. The Stockholder acknowledges the receipt of ACT s Registration Statement filed on Form 10-SB and Quarterly Report on Form 10-QSB for the nine months ended September 30, 1998. The Stockholder further acknowledges that such Stockholder has had access to such information from DANCOR as such Stockholder has deemed necessary to enable such Stockholder to make an informed decision with respect to the transactions contemplated hereby.

     5.6 Waiver of Claims. As a condition precedent to ACT s obligations hereunder, the Stockholder agrees to waive and compromise any and all claims against DANCOR, ACT, and any of their affiliates (as that term is defined in the Federal securities laws) as of the Closing Date, including but not limited to claims relating to the issuance of the securities of DANCOR.

                          ARTICLE VI
                        MISCELLANEOUS

     6.1  Taxes and Expenses.

          6.1.1 Except as otherwise expressly provided in 6.1.2 immediately below, each of DANCOR and ACT shall pay all of their own respective taxes, attorneys fees, and other costs and expenses payable in connection with or as a result of the transactions contemplated hereby and the performance and compliance with all agreements and conditions contained in this Agreement respectively to be performed or observed by each of them.

          6.1.2 The Stockholders shall pay all income taxes, if any, which become due on account of the sale and transfer of the Exchanged Shares to ACT.

          6.1.3 The representations and warranties of DANCOR, the Stockholders, and ACT contained herein and in any other document or instrument delivered by or on behalf of DANCOR and/or the Stockholders or on behalf of
ACT pursuant hereto, as such may be qualified in Exhibits  C,   D,  or  G,
respectively, shall survive the Closing and any investigations made by or on behalf of ACT made prior to the Closing, and shall remain in full force and effect for a period of two (2) full years from the date of the Closing the ( Warranty Period ), and thereupon expire.

     6.2 Other Documents. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

     6.3 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs, personal representatives, successors, and assigns of ACT, the Stockholders, and DANCOR, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

     6.4 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada.

     6.5 Notices. Any notice or the delivery of any item to be delivered by a party hereto shall be delivered personally, by U.S. mail, return receipt requested, or by Federal Express, next-day delivery. Any personal delivery made shall be deemed to have been made upon the execution of a receipt for the item to be delivered by the party to whom delivery is made. Delivery by U.S. mail or Federal Express shall be deemed to have been made when delivered by Federal Express to the party to whom addressed. All such deliveries shall be made to the following addresses, or such other addresses as the parties may have instructed the others in accordance with the provisions of this Section:

If to ACT:                    Advanced Coating Technologies, Inc.
                              9005 Cobble Canyon Lane
                              Sandy, Utah  84093
                              Attention:  President

With a copy to:               Leonard W. Burningham, Esq.
                              455 East 5th South
                              Salt Lake City, Utah  84111-3323

If to DANCOR                  Dancor, Inc.
or the Stockholders:          12226 South 1000 East, Suite 10
                              Draper, Utah  84020

                              Attention:  Chief Executive Officer

With a copy to:               Bruce H. Haglund, Esq.
                              Gibson, Haglund & Johnson
                              2 Park Plaza, Suite 450
                              Irvine, California  92614

Any party hereto may change its address by written notice to the other party given in accordance with this Section 6.5.

     6.6 Entire Agreement. This Agreement and the exhibits attached hereto contains the entire agreement between the parties and supersede all prior agreements, understandings, and writings between the parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting with authority on behalf of any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement, or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged, or terminated orally. This Agreement may be amended or any term hereof may be changed, waived, discharged, or terminated by an agreement in writing signed by ACT, DANCOR, and the Stockholders.

     6.7 Severability. If any provision of this Agreement is determined to be invalid, illegal, or unenforceable by any court, department, official, political subdivision, agency, or other instrumentality of any government, whether state, local, or Federal, the remaining provisions of this Agreement to the extent permitted by law shall remain in full force and effect. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision hereof invalid or unenforceable in any respect.

     6.8 Headings. The captions and headings used herein are for convenience only and shall not be construed as a part of this Agreement.

     6.9 Attorneys' Fees. In the event of any litigation between or among ACT, DANCOR, and/or the Stockholders, the prevailing party shall receive its reasonable expenses, including attorneys' fees, from the non-prevailing party in connection therewith.

     6.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

A.X.R. DEVELOPMENT CORPORATION, INC.
a Nevada corporation


By: /s/David C. Merrell
   David C. Merrell, Chief Executive Officer


By: /s/Corie Merrell
   Corie Merrell, Secretary


DANCOR, INC.
a Delaware corporation


By: /s/Culley W. Davis
   Culley W. Davis, Chief Executive Officer


By: /s/Bruce H. Haglund
   Bruce H. Haglund, Secretary

           THIS IS THE STOCKHOLDER SIGNATURE PAGE TO THE
              AGREEMENT AND PLAN OF REORGANIZATION

Please Sign this Page and Return it if You Wish to Participate in the Plan


STOCKHOLDERS:




(Signature of Stockholder-Your Signature)






(Printed Name of Stockholder-Your Name)




If the shares are jointly owned, the other owner(s) should also sign this
                        Signature Page.





(Signature of Stockholder-Co-Owner Signature)





(Printed Name of Stockholder-Co-Owner Name)

                               Exhibit "A"

                       List of Dancor Stockholders

                         DANCOR,INC
               Alphabetical Stockholder List

                                  # of Dancor   # of ACT
                                     Shares       Shares
Adams, Orval Webster 111             8,056       24,168
Adams, Vaughn                        1,500        4,500
Adamson, Leroy                       5,000       15,000
Adamson, Rex L.                     17,112       51,336
Adorable, Reynardo                   8,056       24,168
Aguayo, Benjamin                     8,028       24,084
Alexander, James T. & Becky         16,112       48,336
Allen, Paul George                   3,021        9,063
Ames, Park                          80,560      241,680
Anderson, Chad                       8,056       24,168
Andrus, Bradley                     14,098       42,294
Andrus, Brent                       13,056       39,168
Ashton, John                        32,224       96,672
Aymond, Jimmy                      150,008      450,024
B.C. Warner Irrevocable Trust       16,112       48,336
Baker, Ed                            8,056       24,168
Baldwin, Keith                         143          429
Barbari, Allen                       8,056       24,168
Barlow, Frankie                      2,014        6,042
Bart C. Warner Irrevocable Trust    16,112       48,336
Barton, Russell & Sue               16,112       48,336
Bawdon, Russ                         1,000        3,000
Beal, Jason                          5,000       15,000
Beal, Scott                          6,042       18,126
Beal, Scott & Kathy                 10,000       30,000
Beckstead, Brent & Jan               4,000       12,000
Bellini, Mark                       16,112       48,336
Belsito, Alphonson                   8,056       24,168
Berkes, Stephen                     16,112       48,336
Berlin, Marvin                       3,947       11,841
Berna, Bonnie                       10,062       30,186
Berna, Russel                       12,062       36,186
Big Creek Family LTD.                2,500        7,500
Birmingham, Daniel                   8,056       24,168
Blackburn, Richard                     500        1,500
Blake, Jade                          1,250        3,750
Blamires, James                     18,112       54,336
Blamires, Jan & Linda                5,000       15,000
Blamires, Rex                        1,000        3,000
Blaylock, Christy                    2,500        7,500
Bolinder,Bruce L.                    8,056       24,168
Bower Family Trust                  16,112       48,336
Boyke, Dale                          1,500        4,500
Boyke, Gary                          1,000        3,000
Boyke, Mark & Debra                 22,557       67,670
Breunig, Tom                         3,222        9,667
Brewer, Mark S.                      9,056       27,168
Brigham, Terry W.                   16,112       48,336
Bullen, Jonathan                    40,280      120,840
Burkhardt, Donna                     3,914       11,742
Bustos, William                      5,000       15,000
Cannon, Garff - Richmark, LTD.      16,112       48,336
Cannon, Mark                        16,112       48,336
Cannon, Wilford W.                   2,095        6,284
Chang-Tung, Eric                     2,014        6,042
Chapman, Amber                         251          754
Chapman, Brianne                       251          754
Chapman, Travis & Lori                 500        1,500
Chase, Duane                        16,112       48,336
Christensen, Carey                   5,000       15,000
Clonts, Jeff & Laurie                8,056       24,168
Collins, Fred                        2,500        7,500
Collins, Rachel                      3,000        9,000
Collinsworth, Leonard                1,250        3,750
Collinsworth, Leonard                3,264        9,792
C   Desiree                          4,028       12,084
Corbin, Daniel L.                  472,625    1,417,875
Corbin, Dean                        32,224       96,672
Corbin, Merlin                      16,112       48,336
Cosgrove, Michael                    8,056       24,168
Cozzens, Blane                       3,000        9,000
Cozzens, Martin                      2,500        7,500
Crocket Family Foundation           16,112       48,336
Curcie, Stephen                     24,168       72,504
Dance, David                         2,325        6,975
David, Mark                          8,056       24,168
Davis, Culley W.                    18,612       55,836
Delavan, John & Cheryl              32,224       96,672
Delgleize, Dan A.                    2,000        6,O00
DeMill, Donald                       4,000       12,000
Dill, Richard                        8,056       24,168
DLJSC Custodian                      1,000        3,O00
Dodson, Frank                        8,056       24,168
Duke, Jonathon                       2,500        7,500
Dykstra, Warren                      2,500        7,500
Egan, Dwight                         4,028       12,084
Eggers Enterprises, L.C.            16,112       48,336
Eflenfeldt, Kirk                     3,000        9,000
Elfstrom, Ronald                     3,000        9,000
Elizabeth A. Warner Revocable Trust 16,112       48,336
Elton, Wesley                        5,000       15,000
Eyre, Candyce FL                       604        1,812
Eyre, Conner M.                        251          754
Eyre, Dan & Dawn                       500        1,500
Eyre, Quinn Patrick                    251          754
Ezell, Steven                       16,112       48,336
Farley, Ernest                       5,000       15,000
Farley, Steven                         300          900
Featherstone, Ed & Joann            16,112       48,336
Ferguson, Marian                    16,112       48,336
Ferguson, Roger                     10,000       30,000
Ferguson, Wade                       5,000       15,000
Finniger, Walter                     4,028       12,084
Foster, Kenneth                      2,014        6,042
Fredrickson, Eugene                  2,500        7,500
Freeland, Bill                      10,000       30,000
Freeze, J.P.                        45,000      135,000
Frisbie, Nfichael                    1,000        3,000
Gadd, DeMar                            400        1,200
Gadd, Richard                        4,028       12,084
Gadd, Rick                             500        1,500
Gadd, Russ                           1,000        3,000
Gadd, Vance Donald                   4,000       12,000
Gengler, Jan                         4,028       12,084
Gengler, Jan D. & Colleen A.         2,500        7,500
George, Leslie D.                   33,334      100,002
Goodrich, David                      2,014        6,042
Green, David                        16,112       48,336
Greene, Kim R.                       4,028       12,084
Greene, Kim/Sherry                   4,028       12,084
Grenier, Marc                       24,168       72,504
Griffin, Robert & Jane               8,139       24,417
Grove Limited Partnership No. II    64,448      193,344
Grove, J.F.                          3,000        9,000
Grove-Samuelson, Lisa                3,000        9,000
Gunnel, Ruel                         2,500        7,500
Guthrie, Jason                         200          600
Hadlock, Brian                       4,028       12,084
Hadlock, Jim                        12,084       36,252
Hadlock, Steve                      16,112       48,336
Hadlock, Steve & Becky              32,224       96,672
Hadlock. Mike                       16,112       48,336
Haglund, Bruce                      66,112      198,336
Hales, J. Vern & Lucille             2,325        6,975
Hall, Lance                         16,112       48,336
Hamilton, J. Chad                   26,112       78,336
Hammersly, Georgia & Gary           16,112       48,336
Hammersly, Georgia                   4,028       12,084
Harman, John                        65,341      196,023
Harr, John                           6,042       18,126
Harris, Neal                         8,056       24,168
Haws, David                          5,021       15,063
Haws, Eric                           3,021        9,063
Haws, John                           2,014        6,042
Heilman, Gene                      110,978      332,934
Helfrich, Cliff                      5,014       15,042
Hewlett, John                       36,112      108,336
Hewlett, John - Pine Valley, LTD.   16,112       48,336
Hibbert, S. Dale                     5,000       15,000
Hicken, Randy                       16,112       48,336
Hittner, Glen                       32,224       96,672
Hoban, Brian Keith                   8,056       24,168
Holmes, Phillip                      1,000        3,000
Holmes, Robert                       1,000        3,000
Holmes, Ryan                         1,000        3,000
Holt, Daniel                         8,056       24,168
Hook, Diane                          8,056       24,168
Howsden, F Lester                   18,334       55,002
Hunsaker, Brian                      1,750        5,250
Hunsaker, Jason                        500        1,500
Hunsaker, Weldon                     4,000       12,000
Hurt, Ivan                           1,007        3,021
jadeja, Alka                         8,056       24,168
James, Mark                          1,410        4,229
Jardine,Jared                          201          604
Jawitz, Jack                        12,084       36,252
JBAT Limited Partnership            16,112       48,336
JDS LTD.                             5,000       15,000
Jensen, Ortho                        5,000       15,000
Jensen, Richard                      1,007        3,021
Jensen, Verl                         4,500       13,500
Johnson, Joe                        16,112       48,336
Johnson, Mitch                       1,000        3,000
Jones, Kelly & Nancy                   100          300
Jungreis, Alexander                  4,028       12,084
Kallins, Marc                       16,112       48,336
Keller, Scott C.                     4,028       12,084
Key Investment FBO Jan Gengler       2,500        7,500
Klis, Robert & Allison              16,112       48,336
Kujanpaa, Paul                      14,584       43,752
Kujanpaa, Paul & Imna                8,056       24,168
Laford, Ronald                       2,500        7,500
Landry, Paul                        34,224      102,672
Larsen, Nancy                       16,112       48,336
Lavdas, Nicholas                     3,750       11,250
Leason, J.K. & R. H.                 8,056       24,168
Lieberman,Lawerence                 16,112       48,336
Livingston, Terry                   20,140       60,420
Llewellyn, Peter                     1,250        3,750
Llewellyn, Richard                   1,250        3,750
Loftin, Michael C.                   5,028       15,084
Lowrance, Daniel                     2,000        6,000
Lunak, Mitch                         1,000        3,000
Lunt, Wendell                        8,056       24,168
Luther, Michael                      2,325        6,975
Lyman, Lyn & Maxian, Judith            800        2,400
Lyon, Chris & Donna                  1,000        3,000
MacLearnsberry, Barbara M.           1,860        5,580
Magdamit, Christian                     25           75
Magdamit, David D.                      25           75
magdamit, Jususa G.                     25           75
Magdamit, Mark                          25           75
Mahnke, Mike                        18,612       55,836
Mann, Michael                       11,627       34,881
Mansell, Jeffery & Julie I.          8,056       24,168
Manuela, Ronald                      4,028       12,084
Maples Bradly                       16,112       48,336
Mark Ancel Corp.                     8,056       24,168
Matson, JoAnn                        2,500        7,500
Maxian, Lyn                            800        2,400
McCord, Gilbert                     71,403      214,209
McKenna Enterprises, L.C.            8,056       24,168
McLean, Marjorie                     2,500        7,500
Mellor Engineering Inc.             20,140       60,420
Merrill, Roger                       2,000        6,000
Miller Mark                          4,028       12,084
Moss, William W.                    16,112       48,336
Munroe, Taylor                     515,584    1,546,752
Munroe, Zachary Taylor              32,224       96,672
Murdaugh, Kenneth                      500        1,500
Murdaugh, William                      500        1,500
Naduninti, Yallappa                  8,056       24,168
Neyland, Dennis                     16,112       48,336
Nietz, Bradley R.                   16,112       48,336
Nilson, Glen                         2,500        7,500
Nowak, William                      24,168       72,504
Olson, Carrie                        4,028       12,084
Onsager, Glenn                      36,252      108,756
Onsager, Janine L.                  16,112       48,336
Ormand Enterprises, Inc.             2,500        7,500
Orton, Vince                           500        1,500
Ottello, Ltd.                        1,500        4,500
Ovadek, Michael                      4,028       12,084
Owen Enterprises, L.C.               8,056       24,168
Packard, Corinne                     5,156       15,468
Palamino, Celestino                  4,028       12,084
Palmer, Dean                       124,728      374,184
Parker, Virginia C.                  2,500        7,500
Patterson, Allen                     1,933        5,800
Patterson, Marlin & Barbara          1,000        3,000
Patterson, Marlin                    3,183        9,549
Paul Adams Investment Trust          2,014        6,042
Peck, Clay                           2,014        6,042
Peck, Cole                           2,014        6,042
Peck, David & Christina              1,000        3,000
Peck, Thomas & Sons                  5,000       15,000
Peck, Tony                           1,611        4,834
Peterson, Gene                       5,000       15,000
Peurifoy, J. Tom                    16,112       48,336
Phelps, James                        1,000        3,000
Phelps, William                      1,000        3,000
Pierpont, David                      1,007        3,021
Pinnacle Enterprises, Inc.         832,225    2,496,674
Polson, Ivan                         9,302       27,906
Porter, Layne                        2,500        7,500
Poulsen,Doug                         1,000        3,000
Prantel, Roger & Nancy                 977        2,931
Price, Eric                          1,007        3,021
Pugh, Kazell                         5,528       16,584
R. Lovell Employees Pension          2,500        7,500
Rawson, Robert                       4,028       12,084
Rebello, Joseph                        500        1,500
Reed, Douglas                           47          141
Repp, Dennis                       107,000      321,000
Roberts, Derek                         434        1,302
Robinson, Ann Denece                   504        1,511
Robinson, Duane                      4,029       12,087
Rogers, Rainey                      20,226       60,678
Rollette, Nancy (Larsen)             3,021        9,063
Roney, Nedra                       188,226      564,678
Roney, Rick                         51,035      153,105
Rood, Susan                         16,112       48,336
Rose, Gilbert Lee                    8,056       24,168
Rudd, Marlon                         2,500        7,500
Ruffell, Layne                         600        1,800
Savage, Trent                          806        2,417
Savage, Ty                             403        1,208
Schiffmacher, Robert & Ively         1,000        3,000
Selgas, Tom                         16,112       48,336
Seltzer, Bryan                       8,056       24,168
Shashidhara, Malery                  8,056       24,168
Shoe, Thomas                           500        1,500
Siandatian, Alan                    31,800       95,400
Sidney, Stuart                      16,112       48,336
Skyline Printing                     1,250        3,750
Slack, Craig                         1,000        3,000
Smith, Mitch                         2,014        6,042
Smoot, Steve                         2,095        6,284
Sorenson, Joe & Kathleen            16,112       48,336
Southwick, J.D.                     25,000       75,000
Southwick, Jay                      32,224       96,672
Spoerl, Charlene                    17,612       52,836
Spoerl, Frederick                   33,771      101,172
Staley, Randy                        1,000        3,000
Stolk, Lawrence                      1,007        3,021
Stolk, Ruth Ann                      1,250        3,750
Subbiondo, Robert                    8,056       24,168
Sutton, Garth                       10,000       30,000
T-G6 Partnership                   800,000    2,400,000
Tanner Trust                         2,014        6,042
Telford, Scott                       5,000       15,000
Thayer, Kelly                        8,056       24,168
Thomas, B.E. & Cindy                   465        1,395
Thomas, Robert                       2,000        6,000
Thornas, Thomas                      8,056       24,168
Thon, Larry                            558        1,674
Thorbahn, Dave                       6,445       19,334
Tillotson, Blake                    32,224       96,672
Tillotson, Craig                    32,224       96,672
Tillotson, Josephine                 8,056       24,168
TMB Limited Company                 16,112       48,336
Transcorp/CF Robert Turner           3,500       10,500
Trumble, Ronald & Judith             2,325        6,975
Turner, Ronald M.                   18,312       54,936
Valgardson, Don                      1,000        3,000
Vanderham, Kenny                     3,500       10,500
Vermeulen, Sinde                    10,070       30,210
Viola, Vincent                       8,056       24,168
Voight, Martin                         465        1,395
Waldvogel, David                    80,560      241,680
Wallace, Johnny                      1,500        4,500
Walter, Gaud                         4,028       12,084
Warner, Bart                        12,438       37,314
Warner, James N.                    16,112       48,336
Warner, Richard L.                  16,112       48,336
Warren, Itichard & Jerry             1,000        3,000
Waters, Richard                      4,028       12,084
Webb, Lois Trust                     5,000       15,000
Webber, Curtis                       2,500        7,500
West, Mark                             500        1,500
Whaley, Preston                     24,168       72,504
Williams, Red & Ann                 16,112       48,336
Willis, Kelland                      2,500        7,500
Willis, Tillman                      1,500        4,500
Wilson, Ralph & Becky                   23           69
Wiseman, Pete                        2,000        6,000
Wright, Rex C.                       2,000        6,000
Wright, Richard                        500        1,500
Yagoda, Marvin                       8,056       24,168
Yates, Cindy                        21,147       63,441
Yates, Dustin                        7,042       21,126
Yates, Jim                          18,126       54,378
Yates, Jim Anthony                   3,625       10,876
Yates, Rod                           4,028       12,084
Yates, Shane                        25,105       75,315
Yost Enterprises                    12,500       37,500
Young, Catherine                    16,112       48,336
Zimmerman, William                   2,000        6,000
Zmyslo Limited Partnership          16,112       48,336
TOTAL                            6,500,000    19,500,000

                               Exhibit "B"

                          Dancor, Inc.
                 12226 South 1000 East, Suite 9
                      Draper, Utah  84020
                          801-553-8785


CONFIDENTIAL



December 14, 1998


A.X.R. Development Corporation, Inc.

Salt Lake City, Utah

                   Re:  Proposed Reorganization

Gentlemen:

         This letter, upon your acceptance, will evidence our mutual intention to enter into a definitive agreement providing for a reorganization in which all of the outstanding capital stock of Dancor, Inc. ("DANCOR"), a Delaware corporation (the target company), will be acquired by A.X.R. Development Corporation, Inc. ("AXR"), a Nevada corporation (the acquiring company).

         The form of the transaction is contemplated to be an exchange of capital stock, between the Stockholders of DANCOR (the "DANCOR Stockholders") and AXR in a tax-free reorganization (hereinafter the anticipated transaction is referred to as the "Reorganization"), subject to the approval of the DANCOR Stockholders.

         This letter is also an expression of the intention of DANCOR and AXR to proceed expeditiously to negotiate, draft, and execute a definitive agreement for the Reorganization (hereinafter referred to as the "Agreement"). The Agreement, when executed, will reflect the terms of this letter and such other terms and conditions as are typical to a transaction of this nature (which shall include appropriate representations and warranties as to the business, assets, liabilities, capitalization, material contracts, proprietary rights, financial condition and other matters relevant to the business and operations of the parties), and such additional terms and conditions as shall be mutually agreed upon. The parties to the Agreement shall include AXR, the DANCOR Stockholders, and any other party who, in the opinion of AXR or DANCOR, is necessary to the transactions.

         1. Certain Terms of Reorganization Agreement. The material terms and conditions of the Reorganization to be included in the Agreement are as follows:

              1.1 The Agreement shall provide for the Reorganization, which shall be consummated on or about February 1, 1999 (the "Closing"). On the Closing Date, all of the issued and outstanding DANCOR capital stock shall be acquired by AXR from the DANCOR Stockholders.

              1.2 At the Closing, AXR shall issue and deliver to the DANCOR Stockholders previously authorized and unissued shares of AXR common stock in an amount equal to 95% of the outstanding shares of the AXR (after giving effect to the closing of the Reorganization), calculated on a fully diluted basis. In calculating the outstanding shares of DANCOR for this purpose, it will be assumed that outstanding DANCOR options, warrants and convertible securities are exercised immediately prior to the closing, and that number of shares of AXR common stock necessary to account for DANCOR options, warrants and convertible securities will be reserved in lieu of being issued. At the Closing, AXR will substitute options, warrants and convertible securities to purchase shares of the AXR's common stock for each outstanding option, warrant and other convertible security to acquire shares of DANCOR, each such option or warrant to represent the right to purchase that number of AXR shares as if the DANCOR option, warrant or convertible security had been exercised immediately prior to the Reorganization and exercisable for the same aggregate consideration, and on substantially the same other terms and conditions, that would apply if all of such DANCOR options, warrant or convertible security had been fully exercised.

              1.3 At the time of Closing, AXR shall have 1,000,000 pre-Reorganization outstanding shares, or approximately 5% of the outstanding shares of the reorganized company, to consist of approximately 565,217 shares held by current shareholders after a reverse split effected December 11, 1998, 250,000 shares to be issued pursuant to an S-8 Registration Statement before the Reorganization (150,000 of which will be issued only on and subject to the closing of the Reorganization), and 184,783 restricted shares also to be issued before the Reorganization.

              1.4 Upon the Closing of the Reorganization, each of the officers, directors and 10% shareholders of AXR shall execute an agreement with DANCOR and AXR in which each of such officer, director and 10% shareholder shall release AXR from any and all claims arising as a result of any prior events (except as permitted by the Agreement) and further covenant and agree that they will not compete with AXR and DANCOR for a period of five
(5) years after the Closing in any business engaged in by DANCOR as of the Closing Date including, without limitation, the coating business.

              1.5 Until the Closing, each of AXR and DANCOR shall continue to operate its business in the ordinary course and shall not, without the prior written consent of the other party, do any of the following:

                     (i) Incur any material obligations or commitments other than in the ordinary course of business;

                     (ii) Grant any salary increases (other than as
                          required by existing contracts or consistent with current practices), unscheduled promotions or enter into any new employment or benefit contracts;

                    (iii) Solicit, induce or otherwise engage in
                          discussions or negotiations relating to or proposed to lead to the acquisition or Reorganization of sale of substantially all of the assets or shares of DANCOR by or with any party other than AXR;

                     (iv) Sell or dispose of any material assets or
                          properties, except in the ordinary course of business or with the prior consent of the other party hereto; or,

                      (v) Sell any additional shares of its capital stock
                          or grant any additional rights or options to acquire its capital stock, with the except of DANCOR's current private placement offering.

              1.6 DANCOR shall provide AXR, as soon as practicable after the Closing Date, with audited financial statements required in connection with the acquisition of a "significant subsidiary" by AXR as that term is defined by rules and regulations promulgated by the Securities and Exchange Commission and such other information as is required for AXR to prepare and file appropriate documents relating to the Reorganization with the Securities and Exchange Commission. Such financial statements will include, among other items, an audited balance sheet of DANCOR as of a recent date, statements of income for each of its last two fiscal years, and related statements of shareholder's equity, statements of cash flows and the appropriate notes to such financial statements, together with the report of an independent certified public accounting firm.

              1.7 As a condition to the consummation of the Reorganization, there shall have been no material adverse change in the assets, business or prospects of either DANCOR or AXR except as contemplated by the Agreement.
All financial statements provided by the parties to each other pursuant to the Agreement shall be represented to fairly present the financial condition of such party at the date of such financial statements and their results of operations for the periods covered thereby, and shall be prepared in accordance with generally accepted accounting principles.

              1.8 AXR and DANCOR will exert their best efforts to obtain such consents or approvals, and to make such filings as in the opinion of their respective counsel may be necessary or advisable to effect the transactions contemplated herein. At the request of AXR, DANCOR shall obtain the consent of any third party which is necessary for the transfer of any asset, right or contract of DANCOR pertaining to the Reorganization contemplated herein, if any.

              1.9 As a condition to the consummation of the Agreement, AXR and its counsel and DANCOR and its counsel must each be satisfied as to the validity and legality of all aspects of the Reorganization, including all activities undertaken in relation to the Agreement. Each of the parties to the Reorganization will pay their own expenses incurred in connection with the Agreement and all other events required for the Closing.

              1.10 The Agreement will provide that any claims or disputes arising thereunder or as a result of the transactions contemplated therein which cannot be resolved by the parties will be referred to alternative dispute resolution by binding arbitration in the State of Utah.

         2. Due Diligence. Upon the execution of this letter of intent by the parties, DANCOR and AXR, and each of their duly authorized representatives, will be provided with full access to the projections, financial records and supervisory management personnel of the other party, which shall include copies of all material agreements, corporate proceedings, access to the chief executive officer and chief financial officer, marketing, product development and manufacturing supervisors, and other records and information which each party deems of significance in an due diligence investigation of the other party hereto. The disclosure of any such information shall be subject to the provisions of Section 3 of this letter agreement.

         3. Confidentiality. In connection with the foregoing matters, each party hereto has or will be furnishing to the other from time to time with oral and written information as to its proprietary products, marketing strategy and business plans, significant portions of which each of the parties considers to be proprietary and confidential information (herein called the "Confidential Information"). Each party acknowledges that "Confidential Information," as used herein, does not include any information which (i) was or becomes generally available to the public other than as a result of an improper disclosure by the other party hereto, or (ii) was or becomes information available to the other party on a non-confidential basis from a third party source that is not bound by a confidentiality obligation to either of the parties hereto.

              Each party agrees that Confidential Information will be used solely for the purpose of evaluating the Reorganization, investigating market information and potential markets, and for AXR to pursue due diligence and legal disclosure requirements in connection with proposed financing activities by AXR, and will not be used in the business or operations of the party to which such information has been disclosed or used in any other way, directly or indirectly, that may detrimental to the interests of the party that owns such Confidential Information. Confidential Information may be disclosed to representatives of the party receiving the same who need to know such Confidential Material for the purposes described above, it being understood that such representatives shall be informed of the confidential nature of the Confidential Information and shall be directed to treat the Confidential Information confidentially and as proprietary information of the party that owns the same. Each party shall notify the other as to the identity of such representatives. If either party receives a request, including a subpoena or similar legal inquiry, to disclose any of the Confidential Material, it shall provide the party that owns such Confidential Information with prompt notice so that the owner may seek appropriate protective relief.

         If the Agreement is not executed or the Closing thereunder shall fail to occur for any reason, each party shall promptly deliver and return all copies of Confidential Information to the party which owns the same, and without retaining any copy, notes or extracts thereof.

         Although each party understands that they will endeavor to include in the Confidential Information all materials which it believes to be relevant for the purposes of this letter agreement and the Reorganization, each party further understands that no representation or warranty as to the accuracy or completeness of the Confidential Information has or will be made except as provided by separate written agreement.

         4. Press Release. Upon your acceptance and approval hereof, each of us is authorized by the other to issue a press release for the purpose of publicly announcing the transactions contemplated by this letter. AXR and DANCOR each agree to consult with the other as to the form and substance of any press release or other public disclosure of the matters covered in this letter, provided that this shall not be deemed to prohibit AXR or DANCOR from making any disclosure which its respective counsel deems necessary to comply with applicable law.

         5. Survival of Certain Provisions. The provision of Sections 3, 4 and 5 of this letter agreement are for the benefit of the respective parties hereto, shall survive any termination of this letter agreement, and shall be governed by and construed in accordance with the laws of the State of Utah.

         This letter reflects an expression of our mutual intent only, and shall not constitute a binding legal obligation for the transactions described herein (except as expressly set forth in Sections 3, 4 and 5 above) until such time as the Agreement has been executed and the Reorganization has been approved by the Board of Directors and shareholders of AXR and the Board of Directors and Stockholders. It is our desire to move expeditiously towards the completion of these transactions on the basis of the terms and conditions contained herein. To help accomplish this goal, if you are in agreement with the foregoing, would you please indicate your approval of the contents of this letter by signing the attached copy in the space provided and returning it to us at your earliest convenience.

         The parties acknowledge that they were initially introduced to each other by, and currently share, two common directors and common outside corporate counsel who will have an inherent and unavoidable conflict of interest as to the Reorganization. Each of the parties agrees to engage the services of their own independent counsel for purposes of advising them in connection with this letter of intent, the Agreement, the Closing and other matters relevant to the Reorganization. Each of the parties will require approval of the Reorganization by a majority or more of their independent directors who are not affiliated with the other party.

    Very truly yours,

    DANCOR, INC.



    By:/S/Culley W. Davis
       Culley W. Davis,
       Chairman of the Board of Directors

    Accepted and Agreed to this
    10th day of December 1998


    A.X.R. DEVELOPMENT CORPORATION, INC.



    By:/S/David C. Merrell
       David C. Merrell,
       President and Chief Executive Officer

                               Exhibit "C"

       Schedule of Dancor Options and Contingent Issuance of Shares

                                   NONE

                         Options Granted to Date

                                   NONE

                               Exhibit "D"

                            Dancor Exceptions

                                   NONE

                               Exhibit "E"

                              Dancor Patents

    U. S. Patents:

    5,205,874
    5,672,390
    International Patents:

    Country                  Patent No.
    Australia                660,587
    Australia                691,794
    Europe                   0,585,365 (1)

    International Patents Pending:

    Country                  Patent No.
    Brazil                   PI9307502/2
    Canada                   2149919
    Canada                   2109629
    Europe                   94902326.1
    Japan                    513284/1994
    Japan                    500477/1993
    Russia                   95113589
    Korea                    703535/1993

    Trademark Filing:

    VitroSeal

    (1) European Patent No. 0,585,365 designates the following countries:
Austria, Belgium, Switzerland/Liechtenstein, Germany, Denmark, Spain, France, Great Britain, Greece, Italy, Luxembourg, Monaco, Netherlands, and Sweden. The patent will be enforceable in each of these countries when our European associate completes the registration process in each country.

                               Exhibit "F"

                           Dancor Bank Accounts

    Zions Bank Account No. 066-00213-0
    (Signer: Culley W. Davis
    Pacific National Bank Account No. 1004949001
    (Signer: Daniel Corbin)

                               Exhibit "G"

                   Advanced Coating Technologies, Inc.
                                Exceptions

                                   NONE

                               Exhibit "H"

                   Advanced Coating Technologies, Inc.
                           Financial Statements

          See the 10-QSB for the period ended September 30, 1998
           filed with the Securities and Exchange Commission on
                             October 15, 1998
                                 and the
               10-KSB for the year ended December 31, 1997
           filed with the Securities and Exchange Commission on
                             October 8, 1998

                               Exhibit "I"

                   Advanced Coating Technologies, Inc.
                              Bank Accounts

                                   NONE

                               Exhibit "J"

                        Form of Power of Attorney
                       POWER OF ATTORNEY

         THE UNDERSIGNED STOCKHOLDER (the "Stockholder") of DANCOR, INC. ("DANCOR") hereby:

              (i) sells, assigns and transfers unto ADVANCED COATING TECHNOLOGIES, INC., a Nevada corporation ("ACT"), the number of shares of DANCOR set forth opposite Stockholder's name in Exhibit "A" (the "Shares") to that certain Agreement and Plan of Reorganization for the Acquisition of all of the Outstanding shares of Common Stock of Dancor, Inc. by Advanced Coating Technologies, Inc. dated December 23, 1998 (the "Agreement").

              (ii) irrevocably constitutes and appoints CULLEY W. DAVIS ("DAVIS") as attorney-in-fact to transfer the Shares on the books of DANCOR to ACT as set forth in the Agreement, with full power of substitution in the premises;

              (iii) constitutes and appoints DAVIS as Stockholder's true and lawful attorney-in-fact and agent, with full power of substitution, for Stockholder and in Stockholder's name, place, and stead, in any and all capacities (until revoked in writing) to act on behalf of such Stockholder in connection with the Agreement and the exchange of the Shares for ACT shares; and

              (iv) grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to accomplish all intents and purposes of the Agreement as such Stockholder might or could do in person, hereby ratifying and confirming all that the attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

         IN WITNESS WHEREOF, the undersigned has executed this power of
    Attorney this      day of        , 1999.




    (Signature of Stockholder)


    (Printed Name of Stockholder)